FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 8, 2006, The American Stock Exchange (“AMEX”) granted United States Cellular Corporation (“U.S. Cellular”) an extension to regain compliance with the AMEX listing standards until January 22, 2007.

As previously disclosed, on November 22, 2006, U.S. Cellular received a notice from the staff of the AMEX indicating that U.S. Cellular was not in compliance with Sections 134 and 1101 of the AMEX Company Guide as a result of the failure to file its quarterly report on Form 10-Q for the quarter ended September 30, 2006 on a timely basis.  Pursuant to such letter, on December 4, 2006, U.S. Cellular submitted a plan to the AMEX to bring it into compliance with the AMEX Company Guide by no later than January 22, 2007.  On December 8, 2006, U.S. Cellular received a letter from the AMEX stating that the AMEX has approved such plan and that the listing of U.S. Cellular Common Shares will continue pursuant to an extension until January 22, 2007.

On December 12, 2006, U.S. Cellular issued a joint press release, together with its parent company, Telephone and Data Systems, Inc., disclosing that the AMEX granted U.S. Cellular an extension to regain compliance with the AMEX listing standards until January 22, 2007.  A copy of such press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation

(Registrant)

Date:  December 13, 2006

By:	/s/ Kenneth R. Meyers
Kenneth R. Meyers
Executive Vice President — Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

99.1	Press Release dated December 12, 2006.

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement